Exhibit 21.1

                         Subsidiaries of the Registrant

                                                          State or Other
                                                          Jurisdiction of
                                                         Incorporation or
             Subsidiary                                    Organization
- ----------------------------------------------           -----------------
American Tissue Corporation                                  New York
American Cellulose Mill Corp.                                New York
American Tissue Mills of New Hampshire, Inc.                 New York
American Tissue Mills of New York, Inc.                      New York
American Tissue Mills of Oregon, Inc.                        New York
American Tissue Mills of Tennessee LLC                       Delaware
American Tissue Mills of Wisconsin, Inc.                     New York
American Tissue - New Hampshire Electric, Inc.             New Hampshire
Berlin Mills Railway, Inc.                                 New Hampshire
Gilpin Realty Corp.                                          New York
Tagsons Papers, Inc.                                         New York
Fabricaciones Metalicas
Mexicanas, S.A.                                               Mexico
American Tissue Mills of Greenwich LLC                       New York
American Mills of Neenah LLC                                 New York
Calexico Tissue Company LLC                                  New York
Coram Realty LLC                                             New York
Engineers Road, LLC                                          New York
Grand LLC                                                    New York
Hydro of America LLC                                         Delaware
Landfill of America LLC                                      Delaware
Markwood LLC                                                 New York
100 Realty Management LLC                                    New York
Paper of America LLC                                         Delaware
Pulp & Paper of America LLC                                  New York
Pulp of America LLC                                          Delaware
Railway of America LLC                                       Delaware
Saratoga Realty LLC                                          New York
Unique Financing LLC                                         New York